Exhibit 13.1
Certification of the Principal Executive Officer of
Quebecor Media Inc.
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Quebecor Media Inc. (the “Company”) on Form 20-F for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pierre Karl Péladeau, Vice Chairman and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2007	/s/ Pierre Karl Péladeau
	Name:	Pierre Karl Péladeau
	Title:	Vice Chairman and Chief Executive Officer
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley
Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)
and is not being filed as part of the Report or as a separate disclosure document.